UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2008

ACCELRYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27188	33-0557266
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer identification number)

10188 Telesis Court, San Diego, California 92121-1761

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 799-5000

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On May 14, 2008, Accelrys, Inc. (the “Company”) issued a press release announcing its financial results for the quarter and fiscal year ended March 31, 2008. A copy of this press release is attached hereto as Exhibit 99.1.

This press release describes financial measures for operating income (loss), net income (loss) and net income (loss) per share that exclude stock-based compensation expense, amortization of purchased intangible assets, restructuring charges and costs incurred in the prior year to complete the Company’s restatement. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles.

Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors utilize these measures, in addition to GAAP measures, when evaluating and comparing the Company’s operating performance against internal financial forecasts and budgets. These non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Investors are encouraged to review the reconciliation of the non-GAAP financial measures presented in the press release to their most directly comparable GAAP financial measures included in the press release. A copy of the press release is attached hereto as Exhibit 99.1.

As described above, the Company excludes the following items from its non-GAAP financial measures:

Stock-based compensation expense. Stock-based compensation expenses consist of expenses recorded for employee stock options, restricted stock units, restricted stock awards and employee stock purchase rights recorded in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123R”). These expenses are excluded from the Company’s non-GAAP financial measures because they are non-cash expenses that the Company believes are not reflective of ongoing operating results. Further, the Company believes it is useful to investors to understand the impact of the application of SFAS No. 123R to its results of operations. Stock-based compensation expense is recorded in the cost of revenue, product development, sales and marketing, and general and administrative lines in the Company’s consolidated statement of operations.

Purchased intangible asset amortization. Purchased intangible asset amortization reflects the amortization expense recorded for intangible assets acquired through a business combination. These expenses are excluded from the Company’s non-GAAP financial measures primarily because they are non-cash expenses that the Company believes are not reflective of ongoing operating results. Purchased intangible asset amortization is recorded in the cost of revenue line in the Company’s consolidated statement of operations.

Restructuring charges. Restructuring charges consist of lease obligation exit costs, facility closure costs and severance and other related costs incurred in connection with the Company’s various restructuring activities. The Company excludes these costs because it believes they are not reflective of ongoing operating results.

Restatement-related costs. Restatement-related costs consist primarily of legal and accounting costs incurred in connection with the restatement of the Company’s previously issued financial statements. Restatement-related costs are excluded from the Company’s non-GAAP financial measures because it believes that these represent costs that are not likely to recur and are not reflective of ongoing operating results. The restatement was completed in May 2006. Restatement-related costs are recorded in the general and administrative line in the Company’s consolidated statement of operations.

In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.05	Costs Associated with Exit or Disposal Activities

At a meeting held on May 12, 2008, the Company’s Audit Committee determined that the Company’s plan of termination relating to approximately 30 employees that commenced in April 2008 (the “Plan”), qualifies as a plan of termination described in paragraph 8 of SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, and that charges associated with the

Plan will be classified accordingly in the Company’s report on Form 10-Q for the Company’s first quarter of its 2009 fiscal year. The Plan is intended to continue to realign the Company’s workforce in order to support its growth products. The Company intends to hire an approximately equivalent number of employees with skill sets oriented to support these growth products. The Plan is expected to be concluded during the current fiscal quarter. The Company expects to incur approximately $0.8 million in severance and related costs pursuant to the Plan, most of which have been or will be incurred during the current fiscal quarter.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated May 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.

By:	/s/ Rick E. Russo
Rick E. Russo
Senior Vice President and
Chief Financial Officer

Date: May 14, 2008